Exhibit 5.1

December 18, 2015

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

SL Green Realty Corp.

Reckson Operating Partnership, L.P.

SL Green Operating Partnership, L.P.

420 Lexington Avenue

New York, New York 10170

Re:	SL Green Realty Corp., Reckson Operating Partnership, L.P. and
SL Green Operating Partnership, L.P. Shelf Registration Statement on
Form S-3

Ladies and Gentlemen:

We have acted as special counsel to SL Green Realty Corp., a Maryland corporation (the “Company”), Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson”), and SL Green Operating Partnership, L.P., a Delaware limited partnership (“SL Green OP”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company, Reckson and SL Green OP with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale by the Company, Reckson and SL Green OP from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series; (iii) depositary shares representing Preferred Stock (“Depositary Shares”), (iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock or Depositary Shares, which may be issued pursuant to one or more warrant agreements proposed to be entered into with one or more warrant agents to be named therein; (v) debt securities of the Company, including as a co-obligor of debt securities co-issued by Reckson and/or SL Green OP, which may be issued in one or more series (the “Company Debt Securities”); (vi) debt securities of Reckson, including as a co-obligor of debt securities co-issued by the Company and/or SL Green OP, which may be issued in one or more series (the “Reckson Debt Securities”); (vii) debt securities of SL Green OP, including as a co-obligor of debt securities co-issued by the Company and/or Reckson, which may be issued in one or more series (the “SL Green OP Debt Securities” and together with the Company Debt Securities and the Reckson Debt Securities, the “Debt Securities”), (viii) guarantees of one or more series of Debt Securities by the Company (the “Company Guarantees”); (ix) guarantees of one or more series of Debt Securities by Reckson (the “Reckson Guarantees”); and (x) guarantees of one or more series of Debt Securities by SL Green OP (together with the Company Guarantees and the Reckson Guarantees, the “Guarantees”). The Debt Securities and the Guarantees may be issued by the Company, Reckson and/or SL Green OP, individually, under the forms of indenture referenced under paragraphs (ii)-(iv) below or, as co-obligors, under the indenture referenced in paragraph (v) below (each an Indenture, and collectively the “Indentures”), each by and among or proposed to be entered into, as the case may be, among the Company, Reckson and/or SL Green OP, as the case may be, and the Bank of New York Mellon, as trustee (the “Trustee”), which are incorporated by reference as exhibits to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)                                     the Registration Statement;

(ii)                                  the form of Indenture filed as an exhibit to the Registration Statement relating to the issuance of Company Debt Securities by the Company;

(iii)                               the form of Indenture filed as an exhibit to the Registration Statement relating to the issuance of Reckson Debt Securities by Reckson;

(iv)                              the form of Indenture filed as an exhibit to the Registration Statement relating to the issuance of SL Green OP Debt Securities by SL Green OP;

(v)                                 the Indenture, dated as of August 5, 2011, among the Company, SL Green OP and Reckson, as co-obligors, and the Trustee, as supplemented by the First Supplemental Indenture, dated as of August 5, 2011, and the Second Supplemental Indenture, dated as of November 15, 2012, relating to the issuance of Company Debt Securities, Reckson Debt Securities and/or SL Green OP Debt Securities by the Company, Reckson and/or SL Green OP, as co-obligors;

(vi)                              a copy of the Amended and Restated Agreement of Limited Partnership of Reckson, dated June 2, 1995, by and among Reckson Associates Realty Corp. and the persons set forth on Exhibit A thereto, as amended and supplemented by the First Amendment to the Amended and Restated Agreement of Limited Partnership, dated December 6, 1995, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series A Preferred Units of Limited Partnership Interest, dated April 13, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series B Preferred Units of Limited Partnership Interest, dated April 20, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series C Preferred Units of Limited Partnership Interest, dated April 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series D Preferred Units of Limited Partnership Interest, dated June 30, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series B Common Units of Limited Partnership Interest, dated May 24, 1999, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series E Preferred Partnership Units of Limited Partnership Interest, dated June 2, 1999, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing the Series F Junior Participating Preferred Partnership Units, dated October 13, 2000, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing the Series C Common Units of Limited Partnership Interest, dated August 7, 2003, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing LTIP Units of Limited Partnership Interest, dated December 27, 2004, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing 2005 LTIP Units of Limited Partnership Interest, dated March 11, 2005, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing 2006 LTIP Units of Limited Partnership Interest, dated April 4, 2006, and the Supplement to the Amended and Restated Agreement of Limited Partnership relating to the succession as a general partner of Wyoming Acquisition GP LLC, a Delaware limited liability company (“Wyoming GP”), dated March 31, 2008, in each case as certified by Andrew S. Levine, Director of Wyoming GP, the sole general partner of Reckson;

(vii)                           a copy of the Certificate of Limited Partnership of Reckson, as certified by the Secretary of State of the State of Delaware;

(viii)                        a copy of the First Amended and Restated Agreement of Limited Partnership of the SL Green OP, dated as of August 20, 1997, by an among the Company, Hippomenes Associates, LLC, 470 Park South Associates, L.P., Stanley Nelson, Carol Nelson, Sheldon Lowe, Miami Corp., SL Green Properties, Inc., EBG Midtown South Corp., 64-36 Realty Associates, 673 First Associates, L.P., 29/35 Realty Associates, L.P., Green 6th Avenue Associates, L.P. and S.L. Green Leasing Inc., as amended by the First Amendment to the First Amended and Restated Agreement of Limited Partnership, dated May 14, 1998, the Second Amendment to the First Amended and Restated Agreement of Limited Partnership, dated June 3, 2002, the Third Amendment to the First Amended and Restated Agreement of Limited Partnership, dated December 12, 2003, the Amended and Restated Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated July 15, 2004, the Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated March 15, 2006, the Sixth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated June 30, 2006, the Seventh Amendment to the First Amended and Restated Agreement of Limited Partnership, dated January 25, 2007, the Eighth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated January 20, 2010, the Ninth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated November 30, 2011, the Tenth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated January 31, 2012, the Eleventh Amendment to the First Amended and Restated Agreement of Limited Partnership, dated March 6, 2012, the Twelfth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated August 10, 2012, the Thirteenth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated April 2, 2014, the Fourteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated July 2, 2014, the Fifteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated July 2, 2014, the Sixteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated February 12, 2015, the Seventeenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated June 19, 2015, the Eighteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated June 25, 2015, the Nineteenth Amendment to the First Amended and Restated agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated July 22, 2015, the Twentieth

Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P. ,dated July 22, 2015, the Twenty-First Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P. , dated August 20, 2015, and the Twenty-Second Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated August 20, 2015, in each case as certified by Andrew S. Levine, Secretary of the Company, the sole general partner of SL Green OP;

(ix)                              a copy of the Certificate of Limited Partnership of SL Green OP, as certified by the Secretary of State of the State of Delaware;

(x)                                 copies of actions by written consent of the general partner of Reckson, dated December 17, 2015, as certified by Andrew S. Levine, Director of Wyoming GP, the sole general partner of Reckson;

(xi)                              copies of actions by written consent of the general partner of SL Green OP, dated December 17, 2015, as certified by Andrew S. Levine, Secretary of the Company, the sole general partner of SL Green OP;

(xii)                           a certificate, dated December 18, 2015, from the Secretary of State of the State of Delaware as to Reckson’s existence and good standing in such jurisdiction; and

(xiii)                        a certificate, dated December 18, 2015, from the Secretary of State of the State of Delaware as to SL Green OP’s existence and good standing in such jurisdiction.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, Reckson and SL Green OP and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, Reckson, SL Green OP and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than Reckson and SL Green OP, had the power, corporate or other, to enter into, deliver and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as to the Company, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, that the Company has duly authorized the actions taken in its capacity as the sole general partner of SL Green OP and that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Registration Statement to the extent a party thereto.

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, Reckson, SL Green OP and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Debt Securities and the Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Debt Securities offered by the Company, Reckson or SL Green OP (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the

Company, Reckson and/or SL Green OP, as applicable, and the other parties thereto; (iv) all necessary action, corporate or other, including any required action by the board of directors of the Company, on behalf of the Company and/or in its capacity as the sole general partner of SL Green OP, or of Wyoming GP, in its capacity as the sole general partner of Reckson, or any authorized committee thereof, or other action has been taken by the Company, Reckson or SL Green OP, as applicable, to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the applicable Indenture or supplemental indenture establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law or the organizational or governing documents of the Company, Reckson and/or SL Green OP, as applicable, or result in a default under or breach of any agreement or instrument binding upon the Company, Reckson and/or SL Green OP, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, Reckson and/or SL Green OP, as applicable; and (vii) the Offered Debt Securities have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and duly issued in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Debt Securities will constitute valid and binding obligations of the Company, Reckson and/or SL Green OP, as applicable, enforceable against the Company, Reckson and/or SL Green OP, as applicable, in accordance with their respective terms under the laws of the State of New York.

2. With respect to any Guarantee offered by the Company, Reckson and/or SL Green OP, of any series of Offered Debt Securities (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Guarantees are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, Reckson and/or SL Green OP, as applicable, and the other parties thereto; (iv) all necessary action, corporate or other, including any required action by the board of directors of the Company, on behalf of the Company and/or in its capacity as the sole general partner of SL Green OP, or of Wyoming GP, in its capacity as the sole general partner of Reckson, or any authorized committee thereof, or other action has been taken by the Company, Reckson or SL Green OP, as applicable, to approve the issuance, sale and terms of the Offered Guarantees and related matters; (v) any indenture or supplemental indenture in respect of the Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Guarantees so as not to violate any applicable law or the organizational or governing documents of the Company, Reckson and/or SL Green OP, as applicable, or result in a default under or breach of any agreement or instrument binding upon the Company, Reckson and/or SL Green OP, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, Reckson and/or SL Green OP, as applicable; and (vii) the Offered Guarantees have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Guarantees and duly issued in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of the Offered Guarantees and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Guarantees will constitute valid and binding obligations of the Company, Reckson and/or SL Green OP, as applicable, enforceable against the Company, Reckson and/or SL Green OP, as applicable, in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the applicable Indenture or supplemental indenture or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party of such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that the applicable Indenture and any applicable supplemental indenture constitutes the valid and binding obligation of each party to such applicable Indenture or supplemental indenture, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in the applicable Indenture and any applicable supplemental indenture relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e) we do not express any opinion with respect to the enforceability of any provision of the applicable Indenture and any applicable supplemental indenture to the extent that such section purports to bind the Company, Reckson and SL Green OP, as applicable, to the exclusive jurisdiction of any particular federal court or courts;

(f) we do not express any opinion as to the enforceability of the Offered Guarantees to the extent that the terms of such Offered Guarantees provide that the obligations of the Company, Reckson and/or SL Green OP, as applicable, are absolute and unconditional irrespective of the enforceability or genuineness of the Offered Debt Securities and the applicable Indenture and any supplemental indenture or the effect thereof on the opinions stated herein;

(g) we do not express any opinion with respect to the enforceability of the provisions contained in any Indenture or supplemental indenture to the extent that such provisions limit the obligation of the Company, Reckson and/or SL Green OP under such Indenture or supplemental indenture or any right of contribution of any party with respect to any Offered Guarantees;

(h) we call to your attention that irrespective of the agreement of the parties to the applicable Indenture and any applicable supplemental indenture, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the applicable Indenture and any applicable supplemental indenture; and

(i) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the applicable Indenture and any applicable supplemental indenture, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company, Reckson and SL Green OP, respectively, of the applicable Indenture and the performance by the Company, Reckson and SL Green OP of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, Reckson, SL Green OP or their properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB